                                                                    Exhibit 10.3



                              EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of June 7, 1995, by and between Carson Products Company, a Georgia Corporation (the "Company"), and Dennis E. Smith ("Executive").

                                  WITNESSETH:
                                  ----------

          WHEREAS, Executive currently serves as Vice President, Sales of the Company; and

          WHEREAS, the current owners of all of the outstanding capital stock of Aminco, Inc., the parent of the Company, have entered into a Stock Purchase Agreement dated as of May 11, 1995 (the "Stock Purchase Agreement") with DNL Savannah Acquisition Corp., a Delaware Corporation ("DNL"), under which such shareholders shall sell, and DNL shall purchase, all of the outstanding capital stock of Aminco, Inc.; and

          WHEREAS, the Company wishes to retain the services of Executive from and after the date of the closing of the sale of Aminco, Inc.'s capital stock to DNL as contemplated under the Stock Purchase Agreement (the "Closing Date"), and Executive wishes to continue in the service of the Company from and after the Closing Date, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1.   TERM OF COVERED EMPLOYMENT.  The term of Executive's employment
               --------------------------
covered under this Agreement (the "Term of Covered Employment") shall commence on the Closing Date and shall end on the third anniversary of the Closing Date (the "Expiration Date"), unless terminated earlier under Section 5.

          2.   EMPLOYMENT AND DUTIES.  Subject to the terms and conditions
               ---------------------
hereinafter set forth, during the Term of Covered Employment, the Company shall employ Executive, and Executive shall serve, as Executive Vice President, Sales of the Company. In such capacity, Executive shall perform the duties and responsibilities assigned by the Company and such performance shall be Executive's principal activity to which he shall devote substantially all his working hours. Executive shall report to the Chief Executive Officer of the Company.

          3.  COMPENSATION AND BENEFITS.
              -------------------------

          3.1  Compensation.  For all services to be rendered during the Term of
               ------------
     Covered Employment, the Company shall pay Executive a salary ("Base Salary") of $175,000 per annum, payable bi-weekly in arrears. In addition, within 30 days after the Closing Date, the Company shall pay Executive a one-time bonus of $25,000. In addition, for each fiscal year of the Company ending within the Term of Covered Employment, Executive shall receive a bonus (the "Bonus) in an amount equal to (i) thirty percent (30%) of his Base Salary if the "base case" objectives (but not the "anticipated case" objectives) for that fiscal year specified in the business plan attached as Appendix A hereto are met, and (ii) fifty percent (50%) of his Base Salary if the "anticipated case" objectives for that fiscal year specified in the business plan attached as Appendix A hereto are met. The Bonus shall be paid in a single lump sum no later than 120 days after the end of the fiscal year for which the applicable objectives have been met.

          3.2  Pension and Welfare Plans.  During the Term of Covered
               -------------------------
     Employment, Executive shall also be eligible to participate in any pension and welfare plans maintained by the Company for its employees, subject to the requirements of applicable law.

          3.3  Fringe Benefits.
               ---------------

          (a) Automobile.  During the Term of Covered Employment, Executive
              ----------
          shall be entitled to use of a Buick LeSabre, Oldsmobile 88 or a similar automobile purchased or leased by the Company. In lieu thereof, at Executive's election communicated to the Company prior to the Closing Date, Executive shall be entitled to an automobile allowance from the Company of $500 for each month during the Term of Covered Employment. In addition, the Company shall pay for all insurance on the automobile provided by the Company to Executive, or to which the monthly allowance is applied, as the case may be. However, Executive shall be solely responsible for all maintenance, repair and other expenses with respect to such automobile.

          (b) College Tuition.  For the school year beginning in the autumn of
              ---------------
          1995 and ending in the spring of 1996 only, the Company shall reimburse Executive for all tuition and room and board expenses for Executive's son, Blair Smith, at Morehouse College.

          (c)  Other Fringe Benefits.  During the Term of Covered
               ---------------------

          Employment, Executive shall also receive any other fringe benefits generally provided by the Company to its employees.

          4.   LONG-TERM INCENTIVE AWARD.  In the event a "Triggering Event", as
               -------------------------
hereinafter defined, occurs while Executive is employed by the Company (including any such employment following the expiration of the Term of Covered Employment), the Company shall pay Executive, within 90 days after such Triggering Event, a lump sum amount in cash equal to one percent of the value of Aminco, Inc. (or any successor thereto) at the time of such Triggering Event, minus $500,000. A "Triggering Event" means the earliest to occur of (i) an
- -----
initial public offering of the common stock of Aminco, Inc. (or any successor thereto), (ii) a sale of substantially all (90%) of the stock or assets of Aminco, Inc. (or any successor thereto), or (iii) the fifth anniversary of the Closing Date. For purposes of this Section 4, the value of Aminco, Inc. (or any successor thereto) at the time of the Triggering Event means (x) if the Triggering Event is the initial public offering of the common stock of Aminco, Inc. (or any successor thereto), the value determined on the basis of the price set for the sale of such common stock to the public in such initial public offering, as established by the managing underwriters to such public offering,
(y) if the Triggering Event is the sale of substantially all of the stock or assets of Aminco, Inc. (or any successor thereto), the price being paid by the acquiror of such stock or assets, and (z) if the Triggering Event is the fifth anniversary of the Closing Date, the value established as of such date under a valuation of Aminco, Inc. (or any successor thereto) conducted by and independent appraiser to be selected by Executive and the Company by mutual consent. However, if Executive and the Company cannot mutually consent to said appraiser, then Executive shall select an independent appraiser and the Company shall select an independent appraiser who will then jointly select an independent appraiser to establish the valuation of Aminco, Inc. an independent appraiser.

          5.   TERMINATION OF EMPLOYMENT.  Notwithstanding any other provision
               -------------------------
of this Agreement, but subject to the notice provisions contained in this
Section 5, the Company retains the right to terminate Executive's employment, and Executive retains the right to resign from employment with the Company, at any time and for any reason.

          5.1  Termination for Cause.  The Company may terminate Executive's
               ---------------------
     employment with the Company for "Cause" (as hereinafter defined) in the manner specified in this Section 5.1. In the event that on or after the Closing Date and prior to the Expiration Date, the Company terminates Executive's employment with the Company for Cause, the Term of Covered Employment shall end on the date of such termination (which shall be the date specified in the notice described in this Section 5.1) and Executive shall be entitled only to any unpaid amount of Base Salary for his employment with the Company through and including the date of such termination. In any event, Executive shall not be entitled to receive any amount of Base Salary with respect to any period following the date of such termination, or any portion of the Bonus for the fiscal year of the Company in which such date of termination occurs.

     For purposes of this Agreement, termination for "Cause" means termination by the Company due to Executive's gross dereliction of his duties under this Agreement, including, without limitation, his refusal to follow legal orders or gross neglect of the legal directions of the Chief Executive Officer of the Company or any other Executive of the Company senior to Executive or any willful misconduct by Executive that is materially injurious to the Company, or the indictment of Executive for a felony involving moral turpitude.

     To terminate Executive for Cause, the Company shall give a written notice of such termination to Executive ("Notice of Termination"), which notice shall have been authorized by a vote of the majority of a quorum of the Company's Board of Directors (the "Board") and shall specify the date of such termination, which shall not be earlier than the date on which such notice is given to Executive. Such notice shall be given to Executive no later than 10 days after a member of the Board (other than Executive) has actual knowledge of the events or circumstances which purportedly constitute Cause for such termination, and shall specify the particular act or acts, or failure to act, or other events or circumstances constituting Cause for such termination. Executive shall be given the opportunity within thirty (30) days after receiving such notice to meet with a quorum of the Board to explain why Cause for such termination does not exist. Executive shall have a right to counsel and the right to be represented by counsel at such meeting. Within 15 days after any such meeting, the Board shall give Executive its final decision regarding whether Cause exists. If the Board's final decision is that Cause exists, Executive's employment with the Company shall be terminated under this Section 5.1 pursuant to the Notice of Termination as of the date of termination specified in such Notice. If a quorum of the Board votes to terminate Executive for "Cause", Executive's employment with the Company shall be terminated under this
     Section 5.1 pursuant to the Notice of Termination as of the date of termination specified in such Notice of Termination. If a quorum of the Board renders a final decision that "Cause" does not exist, Executive's employment with the Company shall not be terminated under this Section 5.1. Further, the Company agrees that if Executive was represented by counsel then Executive shall be reimbursed for his reasonable attorneys fees and cost.

          5.2  Resignation.  Executive may resign from employment with the
               -----------
     Company by giving the Company written notice of such resignation, which notice shall specify the date of resignation, which shall not be earlier than 30 days after the date such written notice is given to the Company.

          (a)  During First Year.  In the event that Executive's date of
               -----------------
          resignation is after the Closing Date and prior to the first anniversary of the Closing Date, the Term of Covered Employment shall end upon such date of resignation, but the Company shall continue to make payments to Executive of his Base Salary until the first anniversary of the Closing Date as if he continued to be employed by the Company until such first anniversary. Executive shall not be entitled to any portion of the Bonus for the fiscal year of the Company in which such date of resignation occurs. Executive shall not be entitled to participate in any of the Company's employee benefit plans following such date of resignation, except as may be required by applicable law.

          (b)  After First Year.  In the event that Executive's date of
               ----------------
          resignation is after the first anniversary of the Closing Date and prior to the Expiration Date, the Term of Covered Employment shall end on such date of resignation, and Executive shall be entitled only to any unpaid amount of Base Salary for his employment with the Company through and including such date of resignation. Executive shall not be entitled to receive any amount of Base Salary with respect to any period following such date of resignation, or any portion of the Bonus for the fiscal year of the Company in which such date of resignation occurs.

          5.3  Termination Other Than For Cause.  The Company may terminate
               --------------------------------
     Executive's employment with the Company other than for Cause by giving Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. In the event that on or after the Closing Date and prior to the Expiration Date Executive's employment with the Company is terminated by the Company other than for Cause, the Term of Covered Employment shall end upon such specified date of termination and the Company shall pay Executive, within 15 days after such date of termination, an additional lump sum amount equal to 200% of one year's Base Salary. Executive shall not be eligible to participate in any of the Company's other employee benefit plans following such date of termination of employment, except those as mentioned herein or as required by applicable law. Executive shall not be eligible to participate in any of the Company's employee benefit plans following such date of termination of employment, except as may be required by applicable law.

          5.4  Termination Due to Death or Disability.  The Company may
               --------------------------------------
     terminate Executive's employment with the Company due to "Disability", as hereinafter defined, by giving Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. If on or after the Closing Date and prior to the Expiration Date Executive's employment with the Company is terminated due to Disability, or if during such period Executive dies, the Term of Covered Employment shall end upon such specified date of termination or date of death, as applicable, and the Company shall pay Executive, or his beneficiary or estate, as the case may be, within 15 days after such date of termination or death, an additional lump sum amount equal to 200% of one year's Base Salary. Executive shall not be eligible to participate in any of the Company's other employee benefit plans following such date of disability except those mentioned herein or as required by applicable law.

          For purposes of this Agreement, "Disability" means Executive's inability to perform his duties under this Agreement for a period of at least six consecutive months because of medically determinable physical or mental impairment, as determined by a physician mutually agreeable to Executive and the Company. If Executive and the Company are unable to agree on such a physician, each shall appoint one physician and those two physicians shall appoint a third physician who shall make such a determination.

          6.   NON-COMPETITION; NON-SOLICITATION.  While Executive is employed
               ---------------------------------
by the Company (including any period of such employment following the expiration of the Term of Covered Employment), and during the period in which Executive is receiving payments of Base Salary from the Company (regardless of whether or not Executive is then employed by the Company), Executive shall not directly or indirectly (i) own, manage, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business manufacturing and/or distributing ethnic hair care products or cosmetics within a 500-mile radius of the Company's headquarters, (ii) solicit (other than on behalf of the Company or any of its affiliates), divert or take away the business of any customers of the Company or any of its affiliates, or any prospective customers of the Company or any of its affiliates whose business the Company or any of its affiliates is actively soliciting during Executive's employment with the Company with whom Executive had any material personal contact, or (iii) solicit or induce any employee of the Company or any of its affiliates to terminate such employee's employment with the Company or such affiliate. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this Section 6 or any other relief as may be required to specifically enforce this covenant.

          7.   CONFIDENTIALITY.  While employed by the Company and at all times
               ---------------
thereafter, Executive shall maintain the confidentiality of all information of and relating to, and all material of, the Company and its affiliates that have not been made available to the public (other than by reason of a breach by Executive of his obligations under this Section 7) and shall not, without the Company's prior written permission, disclose to any person outside of the Company and its affiliates any such information or material. Without limiting the foregoing sentence, such information and material shall include pricing plans and price policies, business plans, sales forecasts, research and development, formulas, procedures and the identity of customers and suppliers and the terms upon which the Company or any of its affiliates deals with them. Upon termination of employment with the Company, Executive shall return to the Company all property in his possession, whether or not containing confidential information, including but not limited to originals and copies of any written documents, drawings and reports, diskettes and other storage media, belonging to the Company or any of its affiliates or received from the Company or any of its affiliates. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this Section 7 or any other relief as may be required to specifically enforce this covenant.

          8.   CONDITIONS PRECEDENT.  This Agreement shall not take effect
               --------------------
unless, prior to the Closing Date, (i) Executive has executed a power of attorney appointing the law firm of Hunter, Maclean, Exley & Dunn, P.C. as his attorney-in-fact to consummate the sale of all of the common stock of Aminco, Inc. held by Executive pursuant to the Stock Purchase Agreement, and (ii) the Company or Aminco, Inc. and Executive enter into a mutual release of all claims against each other, and under which Executive agrees not to pursue or take part in any lawsuit, claim, proceeding or other action relating in any fashion to the Stock

Purchase Agreement or the transactions contemplated thereunder including, without limitation, consideration received by any party thereto in respect of the sale of shares of Aminco, Inc. under the Stock Purchase Agreement.

          9.   TAXES.  The Company shall be entitled to deduct and withhold from
               -----
all amounts payable under this Agreement all applicable Federal, state and local taxes which the Company determines are required by law to be deducted and withheld.

          10.   NOTICES.  All notices and other communications under this
                -------
Agreement shall be in writing and shall be given by hand delivery to the party receiving such notice or by certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:          Dennis E. Smith
                                    24 Cardiff Road
                                    Savannah, Georgia 31419

          If to the Company:        Carson Products Company
                                    71 A Ross Road
                                    Savannah, Georgia 31405
                                    Attention: Chief Executive
                                      Officer

or to such other address as either party shall have furnished to the other party in writing as the address to send future notices and communications in accordance herewith. Any notice or communication shall be deemed given when actually received by the party who is its intended recipient.

          11.  SEVERABILITY.  If any provision of this Agreement is held to be
               ------------
invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, and the remaining provisions of this Agreement shall be unimpaired.

          12.  WAIVERS.  The waiver by either party of a breach of any provision
               -------
of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision, or as a waiver of any other provision of this Agreement.

          13.  ASSIGNABILITY.  The Company may assign its rights and obligations
               -------------
hereunder to any of its affiliates, or to any successor of the Company. Executive may not assign any of his rights, duties, obligations or interests hereunder to any other person without the prior express written consent of the Board of Directors of the Company.

          14.  ENTIRE AGREEMENT.  This instrument contains the entire agreement
               ----------------
of the parties with respect to, and supersedes all prior agreements relating to, Executive's employment with the Company.

          15.  GOVERNING LAW.  This Agreement shall be governed by, and
               -------------
construed and enforced under, the laws of the State of Georgia.

          16.  EFFECTIVENESS OF AGREEMENT .  This Agreement shall be and become
               ---------------------------
effective as of the Closing Date; provided, that if the Stock Purchase Agreement
                                  --------
is terminated, this Agreement shall be canceled and be of no force or effect.

          17.  AMENDMENTS TO EMPLOYMENT AGREEMENT .  Nothing herein shall be
               -----------------------------------
construed to prohibit amendments to the Agreement, however, any amendment shall be void unless evidenced by a written memorandum executed by the Executive and the Company.

          18.  FEES.  Company agrees to reimburse Executive up to $2,500.00 for
               ----
his attorney fees and cost associated with the consummation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EXECUTIVE                          CARSON PRODUCTS COMPANY


________________________      __________________________
Dennis E. Smith               By:_______________________

                            CARSON PRODUCTS COMPANY
                                 P.O. Box 22309
                          Savannah, Georgia 31403-2309



                                 July 31, 1996



PERSONAL AND CONFIDENTIAL
- -------------------------

Mr. Dennis Smith
24 Cardiff Road
Savannah, Georgia 31419

                     Re: Employment Agreement Modification
                         ---------------------------------

Dear Dennis:

     I am pleased to advise you that the Board of Directors of Carson Products Company (the "Company") has agreed to modify your employment agreement, dated as of June 7, 1995, with the Company (the "Employment Agreement") to (i) extend your term of employment thereunder, (ii) increase your base salary, (iii) convert one-half of your stock-based long-term incentive opportunity into the right to purchase Class A Common Stock of the Company, and (iv) effect certain other changes thereto.

     Accordingly, the Employment Agreement, in accordance with Section 17 thereof, is hereby modified, effective as of the dates set forth below, as follows:

     1. Effective as of the closing of the Offerings (as that term is defined in the Form S-1 Registration Statement filed by Carson, Inc. under the Securities Act of 1933), Section 1 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 1 to read in its entirety as follows:

               "1.  Term of Covered Employment.  The term of Executive's
                    --------------------------
     employment covered under this Agreement (the "Term of Covered

     Employment") shall commence on the Closing Date and shall end on the third anniversary of the closing of the Offerings, as that term is defined in the Form S-1 Registration Statement filed by Carson, Inc. under the Securities Act of 1933, (the "Expiration Date"), unless earlier terminated under
     Section 5 of this Agreement."

          2. Effective as of [the date hereof], Section 3.1 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 3.1 to read as follows:

               "3.1  Compensation.  For all services to be rendered during the
                     ------------
          Term of Covered Employment, the Company shall pay Executive a salary ("Base Salary") of $200,000 per annum, payable bi-weekly in arrears. In addition, for each fiscal year of the Company ending within the Term of Covered Employment, Executive shall receive a bonus (the "Bonus") in an amount equal to (i) thirty percent (30%) of Base Salary if the "base case" objectives (but not the "anticipated case" objectives) for that fiscal year, as specified by the Board (as defined in Section 5.1 of this Agreement), or a committee thereof, are achieved, or (ii) fifty percent (50%) of Base Salary if the "anticipated case" objectives for that fiscal year, as specified by the Board (or a committee thereof) are met. The objectives utilized in determining the Bonus shall be net revenue growth, net income, earnings per share and/or stock price growth, each as defined by the Board (or a committee thereof) in its sole discretion. A lesser percentage of Base Salary may be paid hereunder if one or more, but not all, of the targeted objectives for a fiscal year are achieved.
          If the "base case" objectives are met, the value of the Bonus, if any, shall be paid seventy-five percent (75%) in a single lump sum cash payment and twenty-five percent (25%) in shares of restricted stock of Carson, Inc. If the "anticipated case" objectives are met, the value of the Bonus, if any, shall be paid fifty percent (50%) in a single lump sum cash payment and fifty percent (50%) in shares of restricted stock of Carson, Inc. Such restricted stock shall vest as to one-third (1/3) of the aggregate number of shares delivered to Executive on each of the first three anniversaries of the date of payment of the Bonus (if Executive is employed by the Company on such dates). The Bonus shall be paid no later than 120 days after the end of the fiscal year for which the applicable objectives have been met."

          3. Effective as of the date hereof, Section 3.2 of the Employment Agreement is hereby amended by adding at the end thereof the following proviso:

          ", provided, however, that, unless otherwise determined by the Company
             --------  -------
          and Carson, Inc., Executive shall not be eligible to participate in any profit-sharing plan maintained, sponsored or contributed to by the Company or Carson, Inc. that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended."

          4. Effective as of the date hereof, Section 4 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 4 to read as follows:

               "4.   STOCK PURCHASE RIGHT AND LONG-TERM INCENTIVE AWARD.
                     --------------------------------------------------

               "4.1  Stock Purchase Right.  Executive shall have the right to
                     --------------------
          acquire 5.2205 shares of Carson, Inc.'s Class A Common Stock at a per share purchase price equal to the fair market value per hare of the Class A Common Stock on the date of purchase, as determined by the Board (as defined in Section 5.1 of this Agreement). Executive may satisfy the aggregate purchase price for the shares of the Class A Common Stock by tendering cash or a promissory note (in the form attached hereto as Exhibit 1). If Executive elects to tender such a promissory note, Executive shall execute and deliver a pledge agreement, in the form attached hereto as Exhibit 2, pursuant to which Executive shall pledge the purchased shares of the Class A Common Stock acquired to Carson, Inc. to secure payment of such promissory note. As a condition of any such purchase, Executive shall also execute and deliver a shareholders agreement, if required by the Company or Carson, Inc., and a registration rights agreement (each in the form attached hereto as Exhibit 3).

               "4.2  Long-Term Incentive Award.  In the event a "Triggering
                     -------------------------
          Event", as hereinafter defined, occurs while Executive is employed by the Company (including any such employment following the expiration of the Term of Covered Employment), the Company shall pay Executive, within 90 days after such Triggering Event, a lump sum amount in cash equal to (A) the product of (i) one-half of one percent of the value of Aminco, Inc. (or any successor thereto) at the time of such Triggering Event (as that value is reduced by the aggregate underwriting discount in connection with the Offerings) and (ii) the Dilution Percentage (as defined below), minus (B) $250,000. A
                                                  -----
          "Triggering Event" means the earliest to occur of (i) an initial public offering of the common stock of Aminco, Inc. (or any successor thereto), (ii) sale of substantially all (90%) of the stock or assets of Aminco, Inc. (or any successor thereto), or (iii) the fifth anniversary of the Closing Date. For purposes of this Section 4, the value of Aminco, Inc. (or any successor thereto) at the time of the Triggering Event means (x) if the Triggering Event is the initial public offering of the common stock of Aminco, Inc. (or any successor thereto), the value determined on the basis of the price set for the sale of such common stock to the public in such initial public offering, as established by the managing underwriters to such public offering, (y) if the Triggering Event is the sale of substantially all of the stock or assets of Aminco, Inc. (or any successor thereto), the price being paid by the acquiror of such stock or assets, and (z) if the Triggering Event is the fifth anniversary of the Closing Date, the value established as of such date under a valuation of Aminco, Inc. (or any successor thereto) conducted by an independent appraiser to be selected by Executive and the Company by mutual consent. However, if Executive and the Company cannot mutually consent to said appraiser, then Executive shall select an independent appraiser and the Company shall an independent appraiser who will then jointly select an independent appraiser to establish the valuation of Aminco, Inc. and independent appraiser. For purposes of this Agreement, the Dilution Percentage is equal to the quotient resulting when (i) the number of shares of all classes of the Company's Common Stock outstanding on July 31, 1996 is divided by (ii) the number of shares of all classes of the Company's Common Stock outstanding immediately after the closing of the Offerings, as defined in Section 1 above."

          5. Effective as of the date hereof, Appendix A to the Employment Agreement is hereby deleted in its entirety.

          6. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its terms and provisions as the same are set forth on the date hereof.

          Please indicate your acceptance of and agreement to the above modifications by signing this modification agreement in the space provided below.

                              CARSON PRODUCTS COMPANY


                              By:___________________________
                                    Name:
                                    Title:

AGREED TO AND ACCEPTED:


____________________________
     Dennis Smith